                                                                   EXHIBIT 99.a6

                               AMENDMENT NO. 5 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                      OF AMERICAN CENTURY INVESTMENT TRUST

     THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF
TRUST is made as of the 10th day of March, 2006 by the Trustees hereunder.

     WHEREAS, the Board of Trustees have executed an Amendment and Restatement to the Agreement and Declaration of Trust dated March 26, 2004, amended June 14,
2004, May 1, 2005, June 30, 2005 and December 12, 2005;

     WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Investment Trust (the "Trust") to add a new series titled NT Diversified Bond Fund (the "New Series"), and

     WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of Trust,
the Trustees wish to amend the Declaration of Trust to reflect this change.

     NOW, THEREFORE, BE IT RESOLVED, the Declaration of Trust is hereby amended, by deleting the text of Schedule A in its entirety and inserting in lieu thereof the attached Schedule A.

     IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date written above.

TRUSTEES OF THE AMERICAN CENTURY INVESTMENT TRUST

                                            /s/ Ronald J. Gilson
---------------------------------------     ------------------------------------
                                            Ronald J. Gilson

/s/ Kathryn A. Hall                         /s/ William M. Lyons
---------------------------------------     ------------------------------------
Kathryn A. Hall                             William M. Lyons

/s/ John B. Shoven                          /s/ Jeanne D. Wohlers
---------------------------------------     ------------------------------------
John B. Shoven                              Jeanne D. Wohlers

/s/ Antonio Canova                          /s/ John Freidenrich
---------------------------------------     ------------------------------------
Antonio Canova                              John Freidenrich

/s/ Myron S. Scholes
---------------------------------------
Myron S. Scholes

                                   SCHEDULE A

                        AMERICAN CENTURY INVESTMENT TRUST

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

         SERIES                            CLASS           DATE OF ESTABLISHMENT
         ------                            -----           ---------------------

         Prime Money Market Fund           Investor            06/13/1993
                                           Advisor             06/01/1998
                                           A Class             05/08/2002
                                           B Class             05/08/2002
                                           C Class             05/01/2001

         Diversified Bond Fund             Investor            08/01/2001
                                           Advisor             08/01/2001
                                           Institutional       08/01/2001
                                           A Class             05/08/2002
                                           B Class             05/08/2002
                                           C Class             05/08/2002
                                           R Class             06/30/2005

         Premium Money Market Fund         Investor            08/01/2001

         High-Yield Fund                   Investor            05/08/2002
                                           Advisor             05/08/2002
                                           Institutional       06/14/2004
                                           A Class             05/08/2002
                                           B Class             05/08/2002
                                           C Class             05/08/2002
                                           R Class             06/30/2005

         Inflation Protection Bond Fund    Investor            05/01/2005
                                           Institutional       05/01/2005
                                           A Class             05/01/2005
                                           B Class             05/01/2005
                                           C Class             05/01/2005
                                           R Class             05/01/2005

         High-Yield Bond Fund              Investor            12/12/2005
                                           Institutional       12/12/2005
                                           A Class             12/12/2005
                                           B Class             12/12/2005
                                           C Class             12/12/2005
                                           R Class             12/12/2005

         Select Bond Fund                  Investor            12/12/2005
                                           Institutional       12/12/2005
                                           A Class             12/12/2005
                                           B Class             12/12/2005
                                           C Class             12/12/2005
                                           R Class             12/12/2005

         NT Diversified Bond Fund          Institutional       05/01/2006

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.